EXHIBIT 4.5
                                                                       EXHIBIT C


              WARRANT TO PURCHASE 1,000,000 SHARES OF COMMON STOCK

                             OF BIZCOM U.S.A., INC.

         NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) THEY ARE REGISTERED UNDER THE ACT OR (2) EXCEPT AS OTHERWISE SET FORTH HEREIN, THE HOLDER HAS DELIVERED TO THE ISSUER AN OPINION OF COUNSEL, WHICH OPINION SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THAT REGISTRATION IS OTHERWISE NOT REQUIRED.

         FOR VALUE RECEIVED, SOPHIA COMMUNICATIONS, INC., a Delaware corporation or its transferees or assigns (the "Holder"), is entitled to purchase, subject to the provisions hereof, from BIZCOM U.S.A., INC., a Florida corporation (the "Issuer"), up to 1,000,000 fully paid, validly issued and non-assessable shares of common stock, par value $.0001 per share (the "Common Stock"), of the Issuer (the "Shares") at a price which will be the lesser of: (i) $6.00 per Share; or
(ii) the per Share exercise price of Shares of the Issuer's Common Stock which are next issued by the Issuer as part of a material private placement which commences after the date hereof, but in no event less than $3.00 per Share, subject to adjustment as provided for herein. The right to purchase the Shares under this Warrant is exercisable, in whole or in part, at any time after the date of this Warrant and prior to 5:00 p.m., New York City time, through and including December 31, 2007. The Shares deliverable upon exercise of this Warrant (including any adjusted number of Shares issuable pursuant to the provisions of this Warrant) are hereinafter sometimes referred to as "Warrant Shares" and the exercise price per Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant and all warrants issued upon transfer, division or in substitution thereof are hereinafter sometimes referred to as the "Warrants."

         This Warrant is issued pursuant to and in connection with the Asset Purchase Agreement by and between the Issuer, the Holder and Sophia Licensee, Inc., a Delaware corporation and wholly-owned subsidiary of the Holder, dated November 25, 2003.

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         (a) Exercise of Warrant. The rights granted under this Warrant may be exercised by presentation and surrender of this Warrant to the Issuer at its principal office, or at the office of its principal stock transfer agent, along with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price multiplied by the number of Warrant Shares being exercised. Payment shall be made by wire transfer or by certified or official bank check. As soon as practicable after the exercise of this Warrant, and in any event within three (3) New York Stock Exchange, Inc. trading days, the Issuer shall issue and deliver to the Holder a certificate or certificates representing the number of duly authorized, fully paid and non-assessable Warrant Shares issuable upon the exercise of this Warrant (or such lesser number as shall be indicated on the Purchase Form), registered in the name of the Holder or its designee, including any required fractional. shares, or in Issuer's sole discretion in lieu of any fractional share to which Holder would otherwise be entitled, cash in an amount determined in accordance with subsection (c) hereof. Such certificate(s) shall bear a restrictive legend restricting the transferability of such shares under the Securities Act of 1933, as amended (the "Act"). If this Warrant is exercised only in part, the Issuer also shall issue and deliver to the Holder a new Warrant, substantially in the form of this Warrant, covering the number of Warrant Shares which remain issuable hereunder. Upon receipt by the Issuer of this Warrant at its office, or by the principal stock transfer agent of the Issuer at its office, in proper form for exercise, the Holder shall as of that date be deemed to be the holder of record of the number of Warrant Shares specified in the Purchase Form. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

         (b) Reservation of Shares. The Issuer shall at all times reserve and keep available free from pre-emptive rights, out of its authorized but unissued capital stock, for issuance on exercise of this Warrant, such number of Shares of Common Stock as shall be required for issuance and delivery of the Warrant Shares upon exercise of this Warrant.

         (c) Fractional Shares. To the extent, any fraction of a share of Common Stock are issuable upon exercise of this Warrant, the Company may in lieu of issuance thereof, pay to the Holder or its designee an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a Share, to be computed: (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, (iii) the greater of (A) the fair market value per Share as determined by the Board of

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Directors of the Issuer or (B) the per Share exercise price of shares of the
Issuer's Common Stock which were last issued by the Issuer as part of a material private placement.

         (d) Transfer of Warrant. This Warrant may be transferred in whole or in part only in accordance with the terms of the restrictive legend appearing on the first page of this Warrant. Notwithstanding anything contained herein to the contrary, no opinion of counsel shall be necessary for a transfer to: (i) a wholly owned subsidiary of Sophia or (ii) to any person, corporation or other entity that (A) is a shareholder of Sophia as of the date hereof; and (B) meets the definition of an "accredited investor" under the Securities Act at the time of the transfer and executes the Assignment Form attached hereto as Attachment
A. In the event of such assignment (including one resulting from the liquidation or dissolution of Holder) and surrender of this Warrant to Issuer, Issuer shall issue and deliver to Holder's designee, new Warrants, substantially in the form of this Warrant, covering the number of Warrant Shares issuable to such designee.

         (e) Loss or Destruction of Warrant. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new warrant of like tenor and date. Any such new Warrant executed and delivered shall not constitute an additional contractual obligation on the part of the Issuer, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (f) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Issuer, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Issuer except to the extent set forth herein.

         (g)      Anti-Dilution Rights.

                  (I) If at any time after the date hereof the Issuer declares or authorizes any dividend (other than a cash dividend), stock split, reverse stock split, combination, exchange of Shares, or there occurs any recapitalization, merger, consolidation, reorganization, liquidation or exchange of property having the same effect, if the outstanding Shares are changed into the same or a different number of Shares of the same or another class or classes of stock of the Issuer, then the Issuer shall cause effective provision to be made so that the Holder shall, upon exercise of this Warrant following such event, be entitled to receive the number of shares of stock or other securities

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or the cash or property of the Issuer (or of the successor corporation or other entity resulting from any consolidation or merger) to which the Warrant Shares (and any other securities) deliverable upon the exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to the earlier of (i) such event and (ii) the record date, if any, set for determining the shareholders entitled to participate in such event, and the Exercise Price shall be adjusted appropriately so that the effective Exercise Price payable for each Warrant Share to be acquired by the Holder hereof upon the exercise of this Warrant remains equivalent to the Exercise Price in the absence of such event. By way of example, and for avoidance of doubt, if the Issuer shall pay a dividend in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then concurrently with the effectiveness of each such event, the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction whose numerator shall be the number of shares of Common Stock outstanding immediately prior to such adjustment and whose denominator shall be the number of shares of Common Stock outstanding immediately following such adjustment. The Issuer shall not effect any recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation or entity shall assume by written instrument the obligation to deliver to the Holder hereof the shares of stock, securities, cash or property that the holder shall be entitled to acquire in accordance with the foregoing provisions, which instrument shall contain provisions calculated to ensure for the Holder, to the greatest extent practicable, the benefits provided for in this Warrant.

                  (II) If pursuant to the provisions of this Section (g) the Holder would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the Warrant Shares issuable upon exercise of this Warrant, then the Issuer shall at all times reserve and keep available sufficient shares of other securities to permit the Issuer to issue such additional shares or other securities upon the exercise of this Warrant.

                  (III) The Issuer shall at any time if so requested by the Holder furnish a written summary of all adjustments made pursuant to this paragraph (g) promptly following any such request.

         (h) Tag Along Rights. The provisions of Section 2.8 of the Registration Rights Agreement executed between Issuer and Holder on November 25, 2003 ("Registration Rights Agreement") shall apply to all shares of Common Stock acquired by Holder upon the exercise of this Warrant.


         (i) Registration Rights. The Company hereby grants Holder and its successors and permitted assigns the registration rights contained in Article II of the Registration Rights

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         Agreement with respect to the Warrant Shares which rights are hereby incorporated by reference in this Warrant with the same effect as if set forth herein in their entirety.

         (j) Survival. Any obligation of the Issuer under this Warrant, the complete performance of which may require performance beyond the term of this Warrant, shall survive the expiration of such term.

         (k) Amendments and Waivers. The respective rights and obligations of the Issuer and the Holder may be modified or waived only by a writing executed by the party against whom the amendment or waiver is to be enforced.

                           [INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and delivered as of November 25, 2003.

                                       BIZCOM U.S.A., INC.

                                       By:  /s/ Hanan Klein
                                            --------------------------------
                                               Hanan "Hank" Klein, President


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                                                                    ATTACHMENT A

                                 PURCHASE FORM
                                 -------------

         The undersigned hereby irrevocably elects to exercise the within Warrant as to ___________ shares of Common Stock and hereby makes payment of $________________ in payment of the actual exercise price thereof.

                 INSTRUCTIONS FOR REGISTRATION OF COMMON STOCK
                 ---------------------------------------------

Name:    ____________________________________________
         (Please typewrite or print in block letters)

Address: ____________________________________________

         ____________________________________________

         Signature:__________________________________

                                ASSIGNMENT FORM
                                ---------------

         FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

Name:    __________________________________

Address: __________________________________

         __________________________________

the right to purchase Common Shares represented by this Warrant to the extent of _______ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated:   ________, 200_

Signature:        _________________________

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